EXHIBIT 10.2

NON-EMPLOYEE DIRECTOR FORM

STOCK OPTION AGREEMENT
PURSUANT TO THE
SHELLS SEAFOOD RESTAURANTS, INC.
2002 EQUITY INCENTIVE PLAN

AGREEMENT, made as of the __ day of _____________, 200_, by and between Shells Seafood Restaurants, Inc., a Delaware corporation (the “Company”), and _____________ (the “Optionee”).

1.    Grant of Option. The Company hereby grants to the Optionee, pursuant to the Company’s 2002 Equity Incentive Plan, as amended (the “Plan”), an option (the “Option”) to purchase _______ shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), at a purchase price per share of $_____.

2.    Tax Status of Option. This Option is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

3.    Term of Option. The term of this Option shall be for a period of seven (7) years from the date hereof, subject to earlier termination as provided herein.

4.    Vesting of Option. This Option shall become vested and exercisable in accordance with the provisions of Exhibit A attached hereto, subject to the Optionee remaining in the continuous service with the Company through each applicable anniversary date. Notwithstanding the preceding sentence, if there occurs a Change in Control of the Company (as defined below), the Optionee’s right to exercise this Option shall immediately become vested and exercisable in full. A “Change in Control” of the Company is deemed to occur if (1) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger own not less than fifty percent (50%) of the total voting power of the surviving corporation immediately after the consolidation or merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets, (2) the Company’s stockholders approve any plan or proposal for the complete liquidation or dissolution of the Company, (3) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who, at the time of the execution of this Agreement, does not own (of record or beneficially) five percent (5%) or more of the Company’s Common Stock, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (4) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority of the Board of Directors, unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

5.    Termination of Service.

(a)  If the Optionee’s service with the Company is terminated due to his or her death or Disability (as defined in the Plan), then: (i) that portion of this Option that is exercisable on the date of termination shall remain exercisable by the Optionee (or, in the event of death, the Optionee’s beneficiary) during the one year period following the date of termination but in no event after expiration of the stated term hereof and, to the extent not exercised during such period, shall thereupon terminate, provided that, in the event of a termination due to Disability, if the Optionee dies during such one-year period, then the Optionee’s beneficiary may exercise this Option, to the extent exercisable by the Optionee immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term hereof, and (ii) that portion of this Option that is not exercisable on the date of termination shall thereupon terminate.

(b)  If the Optionee’s service with the Company terminates for any reason other than death or Disability), then: (i) that portion of this Option that is exercisable on the date of termination shall remain exercisable by the Optionee during the ninety (90) day period following the date of termination but in no event after expiration of the stated term hereof and, to the extent not exercised during such period, shall thereupon terminate, and (ii) that portion of this Option that is not exercisable on the date of termination shall thereupon terminate.

6.    Method of Exercise. This Option may be exercised in whole or in part in accordance with Section 4 above by delivering to the Secretary of the Company (a) a written notice specifying the number of shares to be purchased, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any tax withholding obligations with respect to the exercise (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligation). The exercise price shall be payable in cash, bank or certified check or such other methods permitted by the Committee from time to time.

7.    Rights as a Stockholder. No shares of Common Stock shall be issued hereunder until full payment for such shares has been made and any other exercise conditions have been fully satisfied. The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date such shares are reflected as having been issued to the Optionee on the Company’s records. Except as otherwise specifically provided in the Plan, no adjustment shall be made for dividends or distributions or the granting of other rights for which the record date is prior to the date such shares are issued.

8.    Nontransferability. The Option is not assignable or transferable other than to a beneficiary designated to receive this Option upon the Optionee’s death in a manner acceptable to the Company or by will or the laws of descent and distribution, and this Option shall be exercisable during the lifetime of the Optionee only by the Optionee (or, in the event of the Optionee’s incapacity, the Optionee’s legal representative or guardian). Any attempt by the Optionee or any other person claiming against, through or under the Optionee to cause this Option or any part of it to be transferred or assigned in any manner and for any purpose shall be null and void and without effect upon the Company, the Optionee or any other person.

9.    Adjustments Upon Changes in Capitalization. Upon a Change in Capitalization (as defined in the Plan), an equitable substitution or adjustment may be made in the kind, number and/or exercise price of shares or other property subject to this Option as may be determined by the Committee, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Committee may provide, in its sole discretion, on a case by case basis, for the cancellation of this Option (i) in exchange for payment in cash or other property of the Fair Market Value of the shares of Common Stock covered by this Option (whether or not otherwise vested or exercisable), reduced by the exercise price of this Option, or (ii) for no consideration, in the case (and to the extent) that this Option is not otherwise then vested or exerciseable.

10.    No Service Rights. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to the continuation of the Optionee’s service with the Company or interfere in any way with the right of the Company at any time to terminate such service.

11.    Provisions of the Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan and to such rules, regulations and interpretations as may be established or made by the Committee acting within the scope of its authority and responsibility under the Plan. The Optionee acknowledges receipt of a copy of the Plan prior to execution of this Agreement. The applicable provisions of the Plan shall govern in any situation where this Agreement is silent or where the applicable provisions of this Agreement are contrary to or not reconcilable with such Plan provisions.

12.    Compliance with Law. Shares of Common Stock shall not be issued pursuant to the exercise of this Option unless such exercise and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may require each person acquiring shares of Common Stock to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. All certificates for shares of Common Stock delivered hereunder shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

13.    Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended, except as provided in the Plan, other than by a written instrument executed by the parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

SHELLS SEAFOOD RESTAURANTS, INC.

By: